SEWELL
                                 AND COMPANY, PA
                          Certified Public Accountants
                            7705 Davie Road Extension
                            Hollywood, Florida 33024
                                 (954) 432-3100
                               Dade (305) 620-0616
                               Fax (954) 436-6898



February 5, 2003



Office of the Chief Accountant
SECPS Letter File
Mail Stop 1103
Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

This is to confirm that the client-auditor relationship between Universal Beverages Holdings Corp., & Subsidiaries (Commission File No. 000-30363), and Sewell and Company, PA has ceased, and that during the past two fiscal years and until the date our relationship with Universal Beverages Holdings Corp., & Subsidiaries ceased, there were no material disagreements with Universal Beverages Holdings Corp., & Subsidiaries on any matter of accounting principles or practices, financial statement disclosures, or auditing scope of procedures.

Very truly yours,

/s/

Thomas E. Sewell, CPA
SEWELL AND COMPANY, PA

TES/dl

CC:      Mr. Jonathan Moore
         President
         Universal Beverages Holding Corp., & Subsidiaries
         1548 The Greens Way, #1
         Jacksonville Beach, FL  32250